Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Appoints Daniel D. Allen as
Chief Operating Officer, U.S. Operations
Industry Leader Brings Cyber, Intelligence, and Civilian Agency Expertise
to Perpetuate CACI's Record Performance

Arlington, Va., March 14, 2011 - CACI International Inc (NYSE: CACI) announced today that it has appointed Daniel D. Allen as Chief Operating Officer for U.S. Operations. Mr. Allen comes to CACI from Northrop Grumman, where he served as Sector Vice President and General Manager of the company's Intelligence Systems Division, the largest division in Northrop Grumman's Information Systems Sector. With CACI, Mr. Allen will oversee the company's four main business groups: National Solutions, Transformation Solutions, Enterprise Technologies and Services, and Mission Systems. Mr. Allen brings the strategy, vision, and operational excellence that will leverage the company's record performance into the future.

Mr. Allen brings nearly 30 years of progressively responsible organizational leadership positions within the intelligence and information technology industry. Prior to joining CACI, he led a division focused on providing specialized intelligence systems, operations, and enterprise IT services to the Intelligence Community; delivered cyberspace systems and operations to intelligence, Department of Defense (DoD), and federal civilian clients; and oversaw the Northrop Grumman internal Information Security Operations. In addition to growing revenue, his achievements included delivering continuous margin improvement and executing successful mergers and acquisitions activities.

Mr. Allen also served as Senior Vice President and Deputy to the President of General Dynamics Information Technology, where he led the delivery of enterprise services to the intelligence, DoD, federal, civilian, commercial, and international marketplaces. His experience also includes management positions with GTE Government Systems Corporation and TRW, where he began his career as a software engineer. Mr. Allen possesses multiple degrees, including an MS in computer science from Johns Hopkins University and an MS in national resource strategy from the National Defense University.

"Dan Allen is intensely focused on operational success," said CACI President of U.S. Operations Bill Fairl. "He has a phenomenal track record of maintaining consistent growth in the operations he has led, and offers valuable insight into customer needs and satisfaction. He will be an outstanding leader to our business groups, and a major force in enhancing the operational excellence that drives our growth."

According to Paul Cofoni, CACI's President and CEO, "Dan Allen shares our leadership vision. He is highly respected in the Intelligence Community and throughout our marketplace, and is committed to delivering innovation and value to customers supporting our nation's most vital missions, especially in the areas of intelligence and cybersecurity. We look forward to leveraging his leadership experience to enhance our service excellence and expand CACI's market share."

Mr. Allen said, "I have the highest regard for CACI, its culture, reputation, and strength of its commitment to its customers. I share CACI's customer-centric philosophy and intense focus on executing flawlessly on its programs. I am committed to helping the company continue on its path of exceptional growth and success."

CACI provides professional services and IT solutions needed for defense, intelligence, homeland security, and IT modernization and government transformation. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR solutions; cyber solutions; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. CACI is a member of the Fortune 1000 Largest Companies and the Russell 2000 index. CACI provides dynamic careers for approximately 13,700 employees working in over 120 offices in the U.S. and Europe. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

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Corporate Communications and Media: Jody Brown, Executive Vice President, Public Relations (703) 841-7801, jbrown@caci.com	Investor Relations: David Dragics, Senior Vice President, Investor Relations (866) 606-3471 ddragics@caci.com